 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission under a confidential treatment request.  The redacted terms have been marked in this exhibit at the appropriate place with “XXX”.

MASTER PURCHASE AGREEMENT FOR GOODS AND SERVICES

THIS MASTER PURCHASE AGREEMENT FOR GOODS AND SERVICES (“Agreement”) is made between Halliburton Energy Services, Inc., a Delaware corporation with a principal place of business at 3000 N. Sam Houston Pkwy E Houston, TX 77302, USA (“Halliburton”) and CARBO CERAMICS INC, a Delaware corporation, with a principal place of business at 575 North Dairy Ashford, Suite 300, Houston, Texas 77079 (“Seller”). The term “Party” shall mean either Seller or Halliburton and the term “Parties” shall mean both Seller and Halliburton.

For and in consideration of the payment of money and delivery of Goods or Services and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby mutually acknowledged by the Parties,

The PARTIES hereby agree as follows:

Article ISCOPE OF AGREEMENT

1.1

Initial Term of Agreement.  This Agreement is effective on the date of the last signature by the authorized representative(s) of the Parties (“Effective Date”) and shall continue in effect for four (4) years thereafter (“Initial Term”), unless earlier terminated in accordance with the provisions of this Agreement.  The term of each Purchase Order issued under this Agreement is stated therein.  The Parties hereby agree that after the Initial Term, this Agreement may be renewed for up to one additional four (4) year term (a “Renewal Term”) upon written renewal notice from Halliburton to Seller at any time prior to or on the expiration of the Initial Term in Halliburton’s sole and absolute discretion. The Initial Term and any Renewal Term shall be referred to herein as the “Term.”

1.2

No Minimum Purchase Requirement.  HALLIBURTON IS NOT BOUND TO PURCHASE ANY GOODS OR SERVICES UNDER THIS AGREEMENT. THIS AGREEMENT DOES NOT OBLIGATE HALLIBURTON TO ANY MINIMUM OR EXCLUSIVE PURCHASE REQUIREMENT.

1.3

Geographical Scope of Agreement.  The provisions of this Agreement apply to the United States of America (“USA”) and countries outside the United States as may be identified in any Affiliate Addendum. Country specific provisions, which control over the terms and conditions of this Agreement, shall be contained within any Affiliate Addendum executed in connection herewith.  Except as may otherwise be expressly provided for herein, in the event of any inconsistency between the terms of this Agreement and any other communication between the parties, the terms and conditions of this Agreement shall control and prevail.

1.4

Services at Halliburton Facilities. To the extent that Services under this Agreement are to be provided at Halliburton locations or Halliburton customer locations, the Parties shall execute, and attach as an Exhibit hereto, an applicable Halliburton Policies Exhibit.

1.5

Well Site Services.  To the extent that Services are to be provided at a well site, the Parties shall execute, and attach as an Exhibit hereto, Halliburton’s standard WELLSITE SERVICES RISK ALLOCATION terms and conditions. In the event of any conflict, the Parties agree that the terms and conditions of the WELLSITE SERVICES RISK ALLOCATION Exhibit shall control.

Article IIDEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to below:

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

2.1

Affiliate.  The term “Affiliate” shall mean any company, corporation or other entity controlled by, in control of or under common control with one of the Parties to the Agreement. For purposes of this definition, “control” means the ownership, legally or beneficially, directly or indirectly, of more than fifty percent (50%) of the voting shares or fifty percent (50%) of the assets of any company or corporation.

2.2

Applicable Law.  The term “Applicable Law” shall mean, without limitation, any law, statute, rule, regulation, order, or ordinance of the United States, or any state, municipality or political subdivision thereof, where any Goods or Services are provided hereunder as well as the law of any legal jurisdiction, including but not limited to any sovereign country, any state, province or other political subdivision or court thereof, any governmental agency, or authority of any country, including, without limitation, laws and regulations pertaining to import, export, re-export, anti-corruption labor, wages, hours, equal opportunity and other conditions of employment, the environment, and safety, where: (a) any Work is performed or Services are provided; or (b) either of the Parties or any Affiliate of a Party who executes an Affiliate Addendum under this Agreement is located. In the event of any conflict, the laws of the United States shall control.

2.3

Background Intellectual Property.  The term “Background Intellectual Property” shall mean all Intellectual Property owned by or licensed to a Party prior to the performance of services under this Agreement. Each Party shall retain all ownership and/or interest in its Background Intellectual Property.

2.4

Breach.  The term “Breach” shall mean: (a) any failure to perform or comply with, any covenant, obligation, warranty, or other provision of this Agreement; or (b) a written declaration or objective manifestation of intent or inability by a Party to fail to perform or comply with any such warranty, covenant, obligation or other provision of this Agreement.

2.5

CBI Protection Law. The term “CBI Protection Law” shall mean any Applicable Law that provides protection from public disclosure of information deemed by the owner or possessor to be confidential business information, trade secret and/or otherwise proprietary and not generally known to the public.

2.6

Conflict Minerals and DRC Conflict Free.  The terms “Conflict Minerals” and “DRC Conflict Free” have the meanings ascribed to such terms in the rules and regulations of the U.S. Securities and Exchange Commission promulgated under Section 13(p) of the Securities Exchange Act of 1934, as amended.

2.7

Consequential Damages.  The term “Consequential Damages” shall mean any damages arising from, or calculated by, the loss of business opportunity, loss of profit, loss of production, loss of data, loss of use of hardware, economic loss of use of software, indirect, special, or incidental damage.

2.7.1

The Parties agree that logistical expenses associated with the replacement of Seller’s Goods in connection with any contract remedy or termination do not constitute Consequential Damages and are specifically excluded from the foregoing definition of Consequential Damages.

2.7.2

Damages awarded to a third party based on a claim of infringement misappropriation or misuse under the terms of the Confidentiality, Patents, Copyrights, Trademarks and Trade Secrets, Non-Infringement, Warranty, or Indemnity provisions of the Agreement shall not be deemed to be Consequential Damages and are specifically excluded from the foregoing definition of Consequential Damages.

2.8

Denied Sales.  The term “Denied Sales” shall mean Purchase Orders or written requests (including email) by Halliburton for Goods listed on Seller’s then-current Pricing Schedule (which Purchase Orders or written requests are issued in good faith on reasonable terms not less favorable to the Seller than those set forth in this

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Master Purchase Agreement

Agreement No. 9610018283

Agreement) that are rejected by Seller or not fulfilled by Seller in breach of its contractual obligations, and in substitution for such Goods, as a result of such rejection or breach by Seller, Halliburton subsequently purchases similar products from third party for the same project.

2.9	Documentation. The term “Documentation” shall refer to both electronic and written materials supporting the terms of a specific transaction.

2.10

EDI.  The term “EDI” shall mean “Electronic Data Interchange” and shall refer to any interchange of data through the Halliburton Supplier Network or by other digital or electronic means which is intended to effectuate binding purchase and sale transactions and to facilitate the processing of any purchase order, work order, service order, invoice or payment in a manner authorized by Halliburton that is otherwise consistent with the terms and conditions of this Agreement.

2.11

Health, Safety and Environment.  The term “Health, Safety and Environment” or “HSE” shall refer to any matter arising from or under any Applicable Law relating to health, safety, or the environment, including but not limited to those Applicable Laws concerning pollution, protection of the environment, the use, storage, handling, treatment, management, discharge or disposal of hazardous or toxic materials, substances or wastes, the environmental content of goods or products, the regulation of chemical substances or products, industrial hygiene, or worker or occupational safety or health.

2.12

HSE Information.  The term “HSE Information” shall refer to information about the content, ingredients, characteristics (including but not limited to hazard and ecotoxicity characteristics), performance, or use of Seller’s Goods or Services that is required by Halliburton in order to enable Halliburton to comply with any Applicable Laws relating to health, safety, or the environment, or that otherwise is requested by Halliburton pursuant to this Agreement in connection with Halliburton’s compliance with any such Applicable Laws.

2.13	Goods. The terms “Good” or “Goods” shall refer to the goods furnished pursuant to this Agreement, any Purchase Order transaction pursuant to this Agreement, or as otherwise agreed by the Parties.

2.14

Halliburton Supplier Network.  The term “Halliburton Supplier Network” or “HSN” shall refer to the internet enabled Purchase Order and Invoice processing site maintained by Halliburton for any authorized user.

2.15

Halliburton Trademarks.  The term “Halliburton Trademarks” shall refer to the mark “HALLIBURTON” and any other trademark, logo, or service mark in which Halliburton or an Affiliate of Halliburton has any rights as either: (a) identified by Halliburton or an Affiliate of Halliburton in public filings and registrations in the United States and elsewhere throughout the world, whether acquired by purchase, registration, and/or application; or (b) through use in commerce in the United States or elsewhere throughout the world.

2.16

Information.  The term “Information” shall include but is not limited to all data, designs, drawings, specifications, and other information in any form whatsoever, revealed or disclosed in any form or manner to Seller by Halliburton, including but not limited to information relating to Halliburton’s past, present, and future research, development, business activities, proprietary products, materials, services, and other technical information which Seller may utilize in providing Goods to Halliburton, whether the Information is written, oral, electronic, visual, graphic, photographic, observational, or otherwise. The term “Information” also includes all documents produced or created by Seller which relate to the Goods provided by Seller to Halliburton.

2.17

Intellectual Property.  The term “Intellectual Property” shall mean all confidential or proprietary information or rights, including inventions, ideas, trade secrets, computer programs, formulae, industrial processes, business plans and strategy, data, materials, know-how, patents, design patents, patent and design applications,

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Agreement No. 9610018283

registered designs, copyrights, trademarks and all similar results of intellectual effort, whether developed, owned by or licensed to a Party.

2.18

Invoices.  The term “Invoices” whether referring to paper or electronic invoices, will refer to authorized submissions of requests for payment that contain the following information, to the extent applicable: Purchase Order Number or FI Requisition Form Number, this Agreement Number, Item Number, description of items, quantities, unit prices and extended totals. Invoices, including electronic invoices, will contain a separate line item for transaction taxes if applicable.

2.19	NWA. The term “NWA” shall refer to the map titled US NWA Map on Schedule A and its associated regions, attached hereto.

2.20	Product and Services Warranty. The term “Product and Services Warranty” shall refer to Seller’s warranties associated with the provision of any Goods or Services hereunder.

2.21

Purchase Order.  The term “Purchase Order” shall mean the document or digital electronic data transaction setting forth Halliburton’s requirements as to the Goods or Services. The Purchase Order will specify the type of Goods or Services, provide details of quantity and quality, price, delivery time, reference any applicable Services and Products Pricing Exhibit and include the appropriate Agreement Number. A valid Purchase Order may be written or electronic in form.

2.22

Services.  The term “Services” shall mean the services and associated deliverables furnished under this Agreement, whether pursuant to a Purchase Order under this Agreement, or as otherwise agreed to by the Parties.

2.23

Services and Products Pricing Exhibit.  A “Services and Products Pricing Exhibit” may be attached from time to time to this Agreement and be incorporated herein by reference. The Services and Products Pricing Exhibit, if attached, will define the scope of work, reference applicable specifications, and set forth the pricing and rates applicable to the goods or services to be provided. The Services and Products Pricing Exhibit may also set forth specific terms and conditions of purchase and sale applicable to individual services and products, as well as a description of either the price to be charged for such Goods or Services or the means by which such price may be determined through the Purchase Order acceptance process. Any Services and Products Pricing Exhibit issued under this Agreement will reference this Agreement by Agreement Number.

2.24	Work. The term “Work” shall mean the Goods, Services and any other deliverables described in and furnished under this Agreement.

Article IIIOBLIGATIONS OF THE PARTIES

3.1

Purpose of Agreement.  The Parties agree that Seller or its Affiliates may provide Goods or Services to Halliburton and its Affiliates in accordance with all of the requirements of this Agreement. Such purchases may be effectuated through a Purchase Order issued by Halliburton.

3.2

Master Agreement.  All purchases of the Goods or Services described in any Services and Products Pricing Exhibit or Purchase Order issued under this Agreement by Halliburton and its Affiliates are governed by the terms and conditions of this Agreement as of the Effective Date of this Agreement except as otherwise agreed by the Parties in connection with any Purchase Order, Affiliate Addendum or Exhibit to this Agreement. Halliburton and Seller object to any and all additions, exceptions or changes to these terms, whether contained in any printed form of Halliburton, Seller or elsewhere, unless approved by both parties in writing. Any terms and conditions on Halliburton’s or Seller’s internet site, attached to an invoice, contained in a proposal or

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Master Purchase Agreement

Agreement No. 9610018283

report, and/or Purchase Order acknowledgments will be null and void and are of no legal effect on the parties.

3.3

Agreement Supersedes other Agreements among Parties and Affiliates.  Except for any ongoing obligations existing under a prior agreement (including but not limited to indemnity, warranty, audit, confidentiality, outstanding deliveries under purchase orders or payments under any purchase orders, and obligations not extinguished by Exhibit A), this Agreement supersedes any and all prior Agreements, Services and Products Pricing Exhibits and any Purchase Orders, any and all prior or contemporaneous agreements, amendments, negotiations or understandings with respect to any Goods or Services identified in any Services and Products Pricing Exhibit or Purchase Order issued under this Agreement with respect to the subject matter of this Agreement. Goods or Services referenced or purchased under this Agreement shall be made available to Halliburton and its Affiliates at the prices agreed to between the Parties.

3.4

Changes.  Subject to the agreement of both Parties, Halliburton may make changes or additions to any specifications, instructions for work, method of shipment or packing, or place of delivery in a Purchase Order, such changes must be documented by a designated Halliburton Procurement representative. If any such change causes an increase or decrease in the cost of or the time required for supply of the Goods or Services, upon mutual written agreement of the Parties, the Purchase Order will be modified accordingly. Any claim by Seller for an adjustment must be asserted in writing by Seller to Halliburton within thirty (30) days after Seller’s receipt of notification of the change. SUBSTITUTIONS OR CHANGES IN QUANTITIES OR SPECIFICATIONS BY SELLER, INCLUDING BUT NOT LIMITED TO CHANGES IN PART OR OTHER NUMBERS, MAY NOT BE MADE WITHOUT HALLIBURTON’S PRIOR WRITTEN APPROVAL.

3.5

Restrictions and Purchase Requirements.  Seller and Halliburton or any of their Affiliates shall reference this Agreement by Agreement Number for any purchases hereunder unless an approved digital information exchange or other approved electronic method is used.

3.6

Affiliate Addenda and Orders by Affiliates.  Where permitted by law, Halliburton Affiliates may order Goods or Services under this Agreement from Seller and/or Seller’s Affiliates by issuing a Purchase Order that references this Agreement by Agreement Number. Prior to ordering or supplying any Goods or Services each Affiliate will execute a written Affiliate Addendum that: (a) is signed by the Parties; (b) incorporates the terms of this Agreement; and (c) contains such other provisions as are reasonably necessary to comply with the applicable laws and regulations of the jurisdiction for which the Affiliate Addendum is issued. With respect to jurisdictions outside the United States with special legal or tax requirements, the Parties mutually agree to represent and warrant compliance with local Applicable Law in any such Affiliate Addendum. CHARGES FOR ORDERS BY HALLIBURTON AFFILIATES WILL BE INVOICED TO AND PAID BY SUCH AFFILIATES.

3.7

EDI.  Any EDI transactions covered by this Agreement must be approved in advance by Halliburton and reference this Agreement by Agreement Number or reference any Affiliate Addendum executed in connection herewith. The pricing terms thereof shall be binding upon acceptance of the Purchase Order by Seller.

3.8

Independent Contractor.  Seller is an independent contractor with respect to the Goods or Services supplied hereunder and neither Seller nor anyone engaged or employed by Seller shall be deemed for any purpose to be the agent or employee of Halliburton in the supply of such Goods or Services. Halliburton shall have no direction or control of Seller or its employees; Halliburton being solely interested in the results to be obtained.

3.9

Interpretation of Agreement.  Each Party has participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply in interpreting this Agreement. The language in this Agreement shall be interpreted in strict accordance

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Master Purchase Agreement

Agreement No. 9610018283

with the terms herein and not strictly for or against any Party.

3.10

Publication of Agreement. Except for the rights expressly enumerated herein, this Agreement does not grant, and shall not be construed as granting, any rights to Seller to use any Halliburton name or mark. Seller is not granted any right to use Halliburton’s name in connection with any proposals to third parties, disclose the existence or content of this Agreement (except as may be required by applicable law or regulation), or make any press release or any other public announcement regarding this Agreement absent the express prior written consent of Halliburton.

3.11

Invoices.  Payment of Invoices will not constitute acceptance of the Goods or Services and will be subject to adjustment for shortages, defects, or other failure of Seller to meet the requirements of this Agreement, including, but not limited to, pricing or quantity errors arising in the course of a transaction.

3.12

Payment.  Halliburton shall pay to Seller all undisputed amounts due on Invoices pursuant to the payment terms set forth in this Agreement or any Purchase Order issued hereunder. Unless otherwise agreed, payment to Seller shall be made only in the country where the Services were provided or where the Goods were shipped.  Halliburton, at its sole discretion and upon prior internal approvals, may make payments in a country other than where the Services are provided or where the Goods were shipped subject to making the appropriate withholdings to Seller’s account as may be required by Applicable Laws or regulations.

3.13

Payment Term. All payments will be made within sixty (60) days from receipt of invoice.  Invoice receipt date refers to the Accounts Payable entry date (the date the Invoice is permanently entered into Halliburton’s accounts payable system).

3.14

Pricing.  Pricing shall be calculated in the manner agreed to by the Parties herein as may be indicated on the Services and Products Pricing Exhibit, and shall appear on each Purchase Order and Invoice. Acceptance of a Purchase Order and issuance of an Invoice against the Purchase Order shall constitute acceptance of the pricing terms contained therein. Under no circumstances may the Seller impose any additional amount (“gross up”) upon the fee for any taxes, fees, licenses or other charges. Halliburton shall not be required to pay such additional amounts and if paid may offset the payment against future Invoices without terminating or cancelling any Purchase Order or voiding any Warranty.

3.15

Limitation of Actions.  Seller must submit any claims or disputes arising under this Agreement that relate to billing or payment to Halliburton in writing within one hundred twenty (120) days after invoice date, and Seller’s failure to do so will constitute a waiver by Seller of any legal or equitable rights with respect to the subject matter of the claim or dispute.

3.16	Withholding and Set Off.

3.16.1

Halliburton shall have the right to withhold any amounts that are the subject of a good faith dispute due on an Invoice until the dispute is resolved by the Parties without incurring any penalty and without cancelling this contract or any individual Purchase Order.

3.16.2

Any amounts payable to Seller hereunder may be offset by Halliburton in whole or in part on account and to the extent of any actual, liquidated (and then existing) claims for amounts which Seller may owe Halliburton with respect to the purchase of Goods or Services hereunder or by any Services and Products Pricing Exhibit or Purchase Orders issued under this Agreement.

3.17

Time of Performance.  Seller acknowledges that the time periods for delivery specified in any Purchase Order are critical to Halliburton and that time is of the essence in performance of this Agreement for the avoidance of

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Master Purchase Agreement

Agreement No. 9610018283

substantial loss to Halliburton; provided, however that failure to meet the time period specified in a Purchase Order shall not entitle Halliburton to any damages or remedies unless otherwise specifically provided for in this Agreement. Seller’s failure to meet any delivery date or delivery schedule for any reason other than Force Majeure or Halliburton delay without Halliburton’s prior written consent may constitute a material breach of Agreement or default hereunder. Provided that Halliburton gives Seller notice , and provided that Seller consents (such consent shall not be unreasonably withheld, delayed, or conditioned) Halliburton shall have the right to inspect and request adequate assurances regarding any work hereunder in order to verify timeliness of performance and quality control. Halliburton and Seller will determine a mutually agreeable time for Halliburton’s visit which shall be within Seller’s hours of operation. In the event Halliburton is granted permission to visit Seller’s facilities as part of any adequate assurance agreed to by Seller, Halliburton shall remain liable for any injury, including death, to Halliburton employees while visiting Seller’s locations, unless such injury is the direct result of Seller’s sole negligence.   Prior to accessing Seller’s facilities, Halliburton employees and agents will undergo a reasonable safety instruction course provided by Seller’s authorized representative. Halliburton shall make all reasonable efforts to ensure that its employees and agents abide by Seller’s facility rules and regulations, which are to be communicated during the aforementioned safety instruction course, while on the premises of such Seller facilities. Halliburton employees will be accompanied by at least one (1) of Seller’s employees when visiting any Seller facility.  For purposes of clarification, under this Section 3.16, any requests made by Halliburton to access Seller’s facilities shall be limited to concerns relating to quality of the Goods or complications in delay. Should Halliburton have concerns pertaining to quality of the Goods or timeliness of any shipments, Halliburton shall in good faith attempt to first resolve the issue by working with Seller to resolve any concerns or issues.  In the event of delay or reasonably anticipated delay from any cause other than Force Majeure or Halliburton delay as herein provided, Seller will immediately notify Halliburton in writing of the delay or anticipated delay, and its approximate duration. Seller will undertake to shorten or make up the delay by all reasonable and expeditious means. In the event that Halliburton reasonably determines that Seller will be unable to meet any delivery date(s) hereunder and such failure is the result of circumstances solely within the control of Seller, Halliburton shall have the right, as its sole and exclusive remedy, to either: (a) acquire the Work from a third-party source and charge Seller for  reasonable costs in excess of the Purchase Order price for such Work; or (b) pursue the remedies set forth in the provisions herein concerning Default and Termination for Cause, without the necessity of providing Seller a cure period. In the event that Halliburton reasonably determines that Seller will be unable to meet any delivery date(s) hereunder and Halliburton acquires the Work from a third-party source, whereby Seller becomes obligated to reimburse the reasonable costs in excess of the Purchase Order price for such Work, Halliburton shall consider any reasonable sourcing alternative, for the Goods, identified in writing by Seller to Halliburton. Seller shall communicate such sourcing alternative to Halliburton in a timely manner so as to permit Halliburton’s avoidance of penalties associated with Halliburton’s non-performance of work requiring the aforementioned Seller non-delivered Goods.

3.18

Inspection and Acceptance.  Work delivered hereunder will be subject to final inspection and acceptance by Halliburton at the designated destination notwithstanding prior payment or inspection at Seller’s facility. Acceptance of any goods will not alter or affect the Seller’s Products and Services Warranties herein. If the Goods received do not conform to those ordered or if more than the quantity ordered is shipped, Halliburton may, at its option: (a) hold rejected Goods for Seller’s instructions and at Seller’s risk; (b) return them to Seller at Seller’s expense and require their correction; or (c) request an equitable price reduction for acceptance of non-conforming Goods. Halliburton shall inspect the Goods within thirty (30) days of receipt at Halliburton’s designated destination or within such time as may be specified in the applicable Purchase Order or Services and Products Pricing Exhibit. If Halliburton fails to inspect and approve the Goods within such thirty (30) day period or within such time as may be specified in the applicable Purchase Order or Services and Products Pricing Exhibit, the Goods shall be deemed to have been accepted as of the such thirtieth day after receipt at Halliburton’s designated destination.

3.19	Product and Service Warranties.

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Master Purchase Agreement

Agreement No. 9610018283

3.19.1

With respect to Goods furnished under this Agreement, Seller warrants that the Goods will: (a) strictly conform to the drawings, revision number, specifications, and sample (if any), and other requirements referred to herein or provided by Halliburton to Seller; (b) be of good quality and conform to any Seller published information regarding such Good; (c) meet or exceed ISO 13503-2 and ISO 13503-5 and any subsequent amendments to the API or ISO standards (for example API 19C and API 19D); (d) conform with all Applicable Laws; and (e) be free from defects in materials, performance, operation and workmanship for one hundred twenty (120) days from date of acceptance by Halliburton pursuant the clause related to Inspection and Acceptance herein, or any other period as agreed by the Parties.

3.19.2

In the event Seller is not the manufacturer of the Goods, Seller will obtain assignable warranties for the Goods from its vendors and suppliers, which it will pass-through or assign to Halliburton, and Seller will cooperate with Halliburton in the enforcement of such warranties. If a manufacturer’s warranty is not assignable, or no pass-through or assignment is made, then Seller will assume the responsibility of the warranty.

3.19.3	Seller will supply evidence satisfactory to Halliburton, of the origin, composition, manufacture, kind and quality of the Goods or Services upon request by Halliburton.

3.19.4

With respect to Services provided under this Agreement, Seller warrants and agrees that: (a) Seller’s work product will meet all quality and performance standards set forth in writing by Halliburton and will strictly comply with all performance obligations and deadlines contained therein; (b) Seller’s facilities, equipment, personnel, methods, operations and procedures are suitable for performance of the Services to be provided; and (c) Seller possesses all necessary expertise to perform the Services in compliance with all applicable specifications, standards and other requirements of this Agreement, any Services and Products Pricing Exhibit, Purchase Order, or required by Applicable Law.

3.19.5

At Halliburton’s request, Seller will correct any defects or deficiencies in its Work as soon as possible at no additional charge, and those corrections will be subject to acceptance or rejection by Halliburton. If Halliburton reasonably believes that the provision of Work has been so deficient that timely and proper correction is not feasible and Halliburton has notified Seller of such fact and provided a reasonable time for cure, Halliburton may (in addition to any other legal or equitable remedies available) immediately terminate the applicable Services and Products Pricing Exhibit or Purchase Order in whole or in part and/or remedy the deficiency itself (or utilize a third party to do so) and charge the Seller with the reasonable cost of correction. Such costs shall include removal, re-installation, and manufacturing value-added costs, including labor, access and shipping costs. Any such Product and Services Warranty work will be performed in a workmanlike manner in accordance with: (a) any specifications provided by Halliburton; (b) any Halliburton site requirements communicated to Seller; (c) generally accepted industry practices applicable to the Services; (d) all Applicable Laws; and (e) this Agreement. The Work provided under the Products and Services Warranty shall be warranted for a period of one hundred twenty (120) days from the date of acceptance by Halliburton.  The foregoing shall be Halliburton’s exclusive remedy for a breach of the express warranties contained in this Article 3.19.  Seller expressly disclaims all other warranties, express or implied, that may arise at law or otherwise, INCLUDING BUT NOT LIMITED TO THE WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE AND THE WARRANTY OF MERCHANTABILITY.  To the extent state law does not allow exclusion of implied warranties, the same are limited in duration to one year if applicable law allows such limitation.

3.19.6	The Parties agree that any expense associated with the repair or replacement of Seller’s Work in

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connection with any remedy, termination, or warranty hereunder does not constitute Consequential Damage.

3.20	Audit.

3.20.1

Seller shall maintain, and shall cause its agents and subcontractors (if any) providing Goods or Services hereunder to maintain, books, records, and documents, to ensure accurate billing of any charges incurred as well as the quality of the Goods or Services provided under this Agreement.

3.20.2

Such records shall be retained for four (4) years after the expiration or termination of this Agreement. Records involving matters in litigation related to this Agreement shall be kept for one (1) year following the termination of litigation, including all appeals.

3.20.3

All such records shall be subject at reasonable times and upon reasonable prior notice, to examination, inspection, or audit by personnel authorized by Halliburton and/or any third party auditor designated by Halliburton.  Except in the event of a good faith dispute between the Parties, such audits shall occur no more than twice per year, upon prior written request. Seller shall provide Halliburton with the requested documents or provide adequate and appropriate workspace at Seller’s facility in order to conduct such audits. During the four (4) year period after expiration or termination of the Agreement or one (1) year following litigation, delivery of and access to these items will be at no cost to Halliburton. In the event any such audit indicates inaccuracies, overbilling, or other violation of this Agreement, and any or all of such inaccuracies, overbilling, or other violation of this Agreement result in a cost to Halliburton, in addition to Halliburton’s rights to recovery of such costs, Seller shall be responsible for the reasonable costs associated with such audit.

3.20.4

If applicable, Seller shall incorporate the records retention and review requirements of this Article in agreements with its agents and subcontractors (if any) who or which will provide Work to Halliburton under this Agreement.

3.21	Title, Shipment, Risk of Loss and Supply Chain Security Programs.

3.21.1	Seller warrants clear title to the Work, free from any and all liens or other encumbrances until the Work is delivered.

3.21.2

At its expense and risk, Seller is responsible for properly packing Goods for transportation and safely and correctly stowing the Goods for transport on the vehicles designated by Halliburton at the Seller’s premises. Risk of loss will transfer to Halliburton as defined by Incoterm FCA (Seller’s delivery premises), Incoterm 2010, which requires the Seller to clear the Goods for export, provide a commercial invoice, packing list and comply with any Halliburton documentary instructions during the shipping process; Halliburton shall appoint onward movement. Customs Import Brokers will only be those appointed by Halliburton.

3.21.3

Seller is committed to Halliburton’s supply chain security and to compliance with the requirements of Halliburton’s Global Supply Chain Security programs, including specifically the requirements of U.S. Customs and Border Protection’s Customs - Trade Partnership Against Terrorism (C-TPAT) and European Union Authorized Economic Operator (AEO) programs, and where required by Halliburton, to international security programs to expand Halliburton’s supply chain security network worldwide.  Seller hereby agrees, warrants and represents that throughout the term of this Agreement, all of the Seller’s shipments to Halliburton shall be performed exclusively by freight forwarders and customs brokers approved in advance in writing by Halliburton Global Logistics. Exceptions to this can only be

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

made in writing by Halliburton Global Logistics Compliance.

3.22

Conflicts of Interest.  Seller may not offer Halliburton’s employees any gifts, entertainment, or other favors of other than nominal value. Seller may not pay any commissions or fees or grant any rebates or other remuneration or monetary gratuity to any employee, agent, or representative of Halliburton.

3.23

Insurance Requirements.  Seller agrees to provide and maintain the minimum coverages set forth in this Section, or as may otherwise be specified in this Agreement, for the Term of this Agreement by an insurer reasonably acceptable to Halliburton. Such policies shall name Halliburton as an additional insured, and shall be endorsed with a waiver of subrogation in favor of Halliburton. Prior to commencement of the Work, Seller agrees to provide Halliburton with a Certificate of Insurance evidencing such coverage and the above endorsements.  Should Seller fail to provide or maintain such insurance, Halliburton may, at its election, either (1) obtain such coverage on Seller’s behalf and Seller shall immediately reimburse the reasonable costs of such insurance to Halliburton or (2) immediately terminate this Agreement.  Seller shall maintain, at its own expense throughout the entire progress of the Work, minimum insurance as set forth herein: (a) Workmen’s Compensation – Statutory; (b) Employer’s Liability - $1,000,000 (c) Comprehensive General Liability (including Contractual Liability in all cases and Products Liability insurance where Seller is the manufacturer of the product(s)) - $2,000,000 Per Occurrence, Bodily Injury & Property Damage combined; (d) such other available insurance or increased limits as Halliburton may request. In addition, in the event that Seller provides Work at Halliburton’s facilities, Seller shall maintain Automobile Liability coverage at $2,000,000 per occurrence, Bodily Injury & Property Damage combined. Seller shall provide Halliburton with thirty (30) days’ written notice prior to the effective date of any cancellation or material change of Seller’s insurance.

3.24

Supplier Diversity.  Halliburton is committed to utilizing small, woman, and minority owned suppliers. In an effort to comply with Halliburton’s contractual obligations to its customers, Halliburton may be required to report Seller’s company ownership status as a small, woman, or minority owned business if Seller’s headquarters are located in the United States. If Seller is considered a small, woman, or minority owned business, Seller hereby specifically consents to Halliburton’s disclosure of information demonstrating Seller’s status as a small, woman, or minority owned business to the extent required by Halliburton’s Customers or to the extent required by Halliburton Customer’s reporting or other disclosure obligations under Applicable Laws.

3.25

Program Management.  Seller will designate an individual who will be primarily dedicated to the Halliburton account (the “Seller Account Representative”) who is reasonably acceptable to Halliburton. The Seller Account Representative: (a) will be the primary contact for Halliburton in dealing with Seller under this Agreement for the Goods or Services; (b) will have overall responsibility for managing and coordinating the delivery of the Goods or Services; (c) will meet regularly with Halliburton; (d) will facilitate performance assessments to determine how well Seller’s team delivered on Halliburton’s desired outcomes; and (e) will have the authority to make decisions with respect to actions to be taken by Seller or requests made by Halliburton in the ordinary course of day-to-day management of the Goods or Services in accordance with work to be provided under this Agreement. Seller Account Representative shall have no authority to amend the terms of this Agreement.  Seller may change the Seller Account Representative upon thirty (30) days written notice to Halliburton. Commencing January 1, 2016 Halliburton and Seller agree to meet every four (4) months to discuss strategic initiatives.

3.26

Assignment and Subcontracting.  Seller will not sell, assign, or transfer all or any part of this Agreement, or subcontract all or any part of Seller’s obligations hereunder, without the prior written consent of Halliburton, which consent will not be unreasonably withheld, delayed or conditioned. Halliburton’s approval of any such sale, assignment, transfer or subcontract will not relieve Seller from any obligations imposed upon Seller by this Agreement. Seller warrants and represents that any assignee or subcontractor shall comply with all

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

Applicable Laws and the Ethical Business Conduct requirements imposed by this Agreement and shall promptly disclose any violations thereof.

Article IVCOMPLIANCE AND RISK ALLOCATION

4.1

Force Majeure.  In the event that either Party is prevented by Force Majeure from performing any of its obligations under this Agreement, any Services and Products Pricing Exhibit or any Purchase Order issued hereunder, the obligations which the Party is prevented from performing shall be suspended so long as the provisions of this Article 4.1 are met.

4.1.1

Force Majeure shall mean any act of God, weather or nature, or any act of government, or any other act or force where such occurrence could not reasonably have been foreseen at the time of entering into the applicable Purchase Order and could not reasonably have been avoided or overcome by the Party asserting benefit of this Article and shall include without limitation, hostilities, war, revolution, riots, act of terrorism, maritime border or boundary dispute, civil commotion, strike, labor disturbances, lock out or injunction, epidemic, quarantine, accident, fire, lightning, flood, wind storm, earthquake, explosion, blockade or embargo, lack of or failure of transportation facilities or any law, proclamation, regulation or ordinance, demand or requirement of any government or any government agency or agencies having or claiming to have jurisdiction over the Goods, Services or the Parties hereto. Notwithstanding the foregoing, neither mechanical nor electronic difficulties, unless such mechanical or electrical difficulties result from a Force Majeure event, shall be considered Force Majeure.

4.1.2

The Party which is prevented from performing its obligations by Force Majeure shall advise the other Party immediately of its inability to meet its obligations under any applicable Services and Products Pricing Exhibit or Purchase Order, specifying the Force Majeure and the estimated extent to which the Force Majeure event or conditions will impact performance and shall advise the other Party when such difficulty ceases. If either Party fails to give such advice in writing within seventy two (72) hours following the occurrence of the claimed Force Majeure event or condition, that Party may not claim Force Majeure as a defense or excuse of performance hereunder. The Party claiming a Force Majeure event or condition shall act diligently to remove or remedy such condition (but shall not be required to settle any labor dispute on unfavorable terms).

4.1.3

In the event of Force Majeure, Halliburton and Seller agree that, although performance of the obligations may be suspended, all Purchase Orders shall remain in full force pending the cessation of such Force Majeure, or termination of any applicable Purchase Order in accordance with the terms hereof or thereof.

4.1.4

Neither Party shall have any right to claim, and the other Party shall have no obligation to pay, additional compensation, costs, damages, or expenses incurred directly or indirectly as a result of any Force Majeure.

4.1.5

As soon as practicable, but in any event within no more than seventy-two (72) hours following the cessation of Force Majeure affecting Seller, Seller shall provide Halliburton with written details of the cessation of Force Majeure and Seller’s best reasonable estimates of its impact on the timing of Seller performance of its obligations.

4.1.6

In the event that any Force Majeure causes a delay of more than ten (10) days in filling a Purchase Order, Halliburton may terminate the Purchase Order without giving rise to any claim by Seller other than for Goods or Services delivered and accepted by Halliburton.

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

4.2

Compliance with Applicable Law.  Seller warrants and represents that in conjunction with its performance under this Agreement, Seller will comply with all Applicable Law and that no Applicable Law has been violated in supplying Halliburton the Goods or Services. Without limitation, Seller agrees to hold Halliburton harmless from and indemnify Halliburton for any losses, expenses, costs and damages resulting from Seller’s breach of this warranty.

4.2.1

In circumstances in which Halliburton determines that it is necessary to disclose any Seller Confidential Information (as defined in Section 5.3) to a governmental entity to enable Halliburton to comply with any Applicable Law in connection with Halliburton’s business operations, including but not limited to HSE laws requiring disclosure of HSE Information, and Halliburton believes in good faith that such Seller Confidential Information will be protected from public disclosure pursuant to any CBI Protection Law, Halliburton will have the right to disclose the Seller Confidential Information to any such governmental entity. Halliburton shall have no obligation to notify Seller of any such disclosure.

4.2.2

In circumstances in which Halliburton determines that disclosure any Seller Confidential Information (as defined in Section 5.3) to a governmental entity, public-safety official, or emergency-response personnel is required by exigent circumstances—including but not limited to an emergency release of a hazardous substance obtained from Seller that creates an immediate threat to public health or the environment—Halliburton will have the right to disclose the Seller Confidential Information to any such governmental entity, public-safety official, or emergency-response personnel. Halliburton shall notify Seller of any such disclosure as soon as reasonably practicable.

4.2.3

To enable Halliburton to comply with any Applicable Law (pursuant to Section 4.2.1) or make disclosure as required by exigent circumstances (pursuant to Section 4.2.2), Halliburton may disclose the relevant Seller Confidential Information to its third-party consultants, contractors, attorneys, or other agents who have a need to know such Seller Confidential Information for those purposes and who are subject to obligations no less restrictive than this Agreement.  Halliburton shall remain responsible for any unauthorized disclosures made by such parties.

4.3	Ethical Business Conduct. The following standards of conduct and legal requirements shall be observed both with respect to this Agreement and with respect to any Affiliate Addendum:

4.3.1	All dealings involving the relationship contemplated hereunder will be conducted in a fair manner with honesty and integrity, observing high standards of personal and business ethics.

4.3.2	Business books and records will be maintained in a proper, responsible and honest manner which will allow both Parties to comply with Applicable Law.

4.3.3

Seller warrants and represents that neither the Seller nor the Seller’s parent or subsidiary companies, Affiliates or any of their  shareholders, subcontractors, members, managers, directors, officers, employees, independent contractors, subcontractors or agents: (a) has made or authorized or will make or authorize any offer, payment, promise to pay, any money, including kick-backs, or a gift, promise to give, or the giving of anything of value to any third party including, but not limited to, a government official, political party, party official, family member or representative of a state-owned enterprise, for the purpose of wrongfully influencing the recipient; obtaining or retaining business; or for securing or obtaining an improper business advantage; or (b) has taken or permitted or will take or permit any action to be taken, including an action in connection with the conduct of their business and the transactions contemplated under this Agreement, which would cause the Seller, Halliburton or any

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

Halliburton Affiliates to be in violation of any applicable Anti-Bribery or Anti-Corruption Laws, including, where applicable, but not limited to, the United States Foreign Corrupt Practices Act of 1977, as amended; the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; and all local equivalent laws in the countries in which business is conducted.  The Seller further agrees that it will make no payment in any form to any government official on behalf of Halliburton for the purpose of expediting or securing the performance of a routine non-discretionary governmental duty or action (“Facilitating Payment”) without the prior written approval of Halliburton. For this purpose, email is considered written approval. Separate approval is required for each such Facilitating Payment.

4.3.4

Seller agrees that it will perform no act for or on behalf of Halliburton which would subject Halliburton to fines or penalties or loss of tax benefits for violation of United States anti-boycott laws.

4.3.5

Seller agrees that it will perform no act for or on behalf of Halliburton which would subject Halliburton to fines or penalties for violation of export controls or licensing requirements or trade sanctions including those of the United States to the extent that they apply.

4.3.6	The business relationship contemplated hereunder will be conducted in compliance with applicable antitrust and competition laws.

4.3.7

In case of conflict between the laws of the United States of America and the local laws in the countries where business is transacted, compliance with the laws of the United States of America will be given priority.

4.4	Import and Export Compliance.

4.4.1

Seller agrees that, when Seller is the Shipper of Record of any Work called for by a Purchase Order under this Agreement, Seller shall be solely responsible for required compliance with any applicable import and export laws and regulations, including any re-export laws in its supply of Work under this Agreement. When the Work (or any part thereof) is subject to export control laws and regulations imposed by a government, Seller will provide Halliburton with any and all information needed for Halliburton to comply with Applicable Law, including but not limited to, applicable Export Commodity Classification Numbers and harmonized Tariff Schedule Numbers, including certificates of manufacture in accordance with the origin rules imposed by governmental authorities. If any Work is eligible for preferential tax or tariff treatment (such as free trade or international agreement) Seller will provide Halliburton with the documentation required to participate in said treatment. Seller understands and acknowledges that Halliburton will rely on the information provided by Seller, including information bearing upon the determination as to whether any United States or foreign export or import license is required for the export of the supplied materials to the country of destination.

4.4.2

Seller shall advise Halliburton of the nationality and or country of allegiance of individuals assigned to projects involving intellectual property subject to treatment as “deemed exports” under the laws of the United States and any countries imposing similar requirements upon the Parties.

4.5

Taxes.  Seller is responsible for all taxes legally imposed upon its business, including but not limited to taxes imposed upon its income, its personnel or its property. Such taxes are on Seller’s account. Where legally permitted and as required by Applicable Law, Seller is responsible for the collection and reporting of applicable transaction taxes such as sales, use, value added or similar taxes.  Transaction taxes are in addition to established prices and shall be shown as a separate line item on the Invoice. If tax withholding is required by

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

Applicable Law, Halliburton will adhere to statutory tax withholding requirements with respect to payments to Seller.  Such withholdings are on Seller’s account.  Certificates of withholding taxes shall be provided to Seller as soon as administratively possible.

4.6

Indemnification.  SUBJECT TO THE WELL SITE SERVICES AGREEMENT, WHICH SHALL CONTROL ANY WORK BEING DONE ON LOCATION, EACH PARTY (THE “INDEMNITOR”) AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD THE OTHER PARTY (THE “INDEMNITEE”), ITS OFFICERS, AGENTS, AND EMPLOYEES HARMLESS FROM ANY LOSS, COST, DAMAGE, PENALTY, FINE OR BODILY INJURY (INCLUDING DEATH) OF WHATSOEVER KIND OR NATURE TO THE EXTENT ARISING OUT OF OR INCIDENTAL TO INDEMNITOR’S NEGLIGENCE OR WILLFUL MISCONDUCT IN INDEMNITOR’S PERFORMANCE UNDER THIS AGREEMENT.

4.7

Pass-Through Indemnification.   Seller shall be entitled to receive the full benefit of all indemnifications in its favor by reason of Seller’s contractual inclusion as an indemnitee from the entity for whom Halliburton is performing services and Halliburton cannot raise any claim against Seller for same.

4.8	Consequential Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, OR OTHER INCIDENTAL DAMAGES EXCEPT AS SPECIFIED ELSEWHERE IN THIS AGREEMENT.

Article VCONFIDENTIALITY AND INTELLECTUAL PROPERTY

5.1

Confidentiality of Agreement and Purchase and Sale Information.  Seller shall not disclose any data, content or Information processed in the purchase and sale process, including but not limited to all Information contained in a Services and Products Pricing Exhibit, Purchase Order or Invoice.

5.2

Confidentiality of Halliburton Information.  Halliburton Information that is disclosed or provided by Halliburton to Seller, and all Information produced or created by Seller and relating to Goods or Services provided by Seller to Halliburton will be held in strict confidence by Seller and may be used by Seller solely for the purposes of this Agreement. Furthermore, no such Information will be disclosed to any third party without the prior written consent of Halliburton and may be disclosed within Seller’s organization only on a need-to-know basis.  Notwithstanding the foregoing, Seller shall not provide Halliburton information to any third party unless and until such third party has agreed in writing to confidentiality requirements with Seller at least as restrictive as those set forth herein.

5.3

Confidentiality of Seller Information.  Seller’s Background Intellectual Property and certain Information produced or created by Seller and relating to Goods provided by Seller to Halliburton, including but not limited to the terms and conditions of this Agreement and all Exhibits, as well as any current or future Pricing Reports or Pricing Notices may be designated by Seller in writing as confidential, and  will be treated and protected by Halliburton as confidential and will not be disclosed to any third party without the prior written consent of Seller with the exception of disclosures in accordance with Section 4.2.1, 4.2.2, and 4.2.3.

5.4

Disposition of Confidential Information.  Within three (3) days after the termination of this Agreement or upon the request of Halliburton at any other time, Seller will immediately return to Halliburton any Information provided to, or produced or created by Seller for Halliburton in connection with this Agreement, including all copies of Information made by Seller. Seller may, upon obtaining prior written approval from Halliburton, satisfy this requirement by providing a written certification of destruction of such Confidential Information. Seller shall otherwise certify to Halliburton in writing that Seller has deleted Information from all electronic storage media on which it was placed by Seller. Seller will not publicize or disclose the existence,

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

content, or scope of this Agreement to any third party by any means without obtaining the prior written consent of Halliburton. Seller shall not take any physical forms of Information from the Seller’s offices or worksites (or makes copies of them) without Halliburton’s prior written permission.

5.5

Exclusions.  The foregoing obligations with respect to Confidential Information shall not apply to any Information obtained by Seller in connection with this Agreement which: (a) is publicly known or becomes publicly known through no fault of or disclosure by Seller; (b) is given to Seller by someone other than Halliburton as a matter of right and without restriction of disclosure; (c) was known to the Seller prior to receiving the Information from Halliburton; (d) is developed by Seller without reference to Halliburton’s Information; or (e) is legally compelled to be disclosed.  If Seller receives a subpoena, order, notice, process or other legal process seeking disclosure of Halliburton’s Information, Seller shall promptly notify Halliburton in order to allow Halliburton the opportunity to oppose the order, notice, or process, or seek a protective order.  If requested by Halliburton, Seller shall cooperate fully with Halliburton in contesting such disclosure.  Except as such demand shall have been timely limited, quashed or extended, Seller may thereafter comply with such demand, but only to the extent required by law.  Where Halliburton obtains a protective order, nothing in this Agreement shall be construed to authorize Seller to use in any manner or disclose Halliburton’s Information to parties other than such governmental or judicial agency or body or beyond the scope of the protective order.  Disclosures that are made to Seller under this Agreement which are specific shall not be deemed to be within the foregoing exceptions merely because they were embraced by general disclosures that are either in the public domain or in the possession of Seller.  In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the possession of Seller, but only if the combination itself and its principle of operations are in the public domain and in the possession of Seller.

5.6

Background Intellectual Property of Halliburton and Seller.  To the extent that Halliburton’s Background Intellectual Property is required to permit Seller to supply Goods or Work under this Agreement, Halliburton grants Seller a non-exclusive, non-transferable, worldwide, royalty-free license to use Halliburton’s Background Intellectual Property for the sole purpose of providing Goods to Halliburton and its Affiliates under this Agreement. Such license shall run concurrent with and terminate with this Agreement. Seller grants Halliburton a non-exclusive, non-transferable, worldwide, royalty-free license to use Seller’s Background Intellectual Property solely to the extent required for, and for the sole purpose of, receiving Seller’s Goods and Services and incorporating them in their intended use (and/or for resale) by Halliburton.

5.7

Intellectual Property.  Seller agrees to assign, and does hereby assign, to Halliburton all right, title and interest in any invention, idea, discovery, innovation, and/or other development (hereinafter “Invention”), patentable or not, that is made or conceived either solely by Seller or jointly by Seller with others exclusively in connection with the performance of this Agreement, except if such Invention relates substantially to Seller’s Background Intellectual Property.  Seller will promptly disclose to Halliburton any such Invention that is made or conceived in connection with the performance of this Agreement, whether solely by the Seller or jointly by Seller with others, except if such Invention relates substantially to Seller’s Background Intellectual Property. Also in consideration of the payments made by Halliburton to Seller under this Agreement, Seller agrees to assign, and hereby assigns to Halliburton all rights, title and interest in any work of authorship that Seller writes or develops exclusively in connection with the performance of this Agreement, including any software, computer programs, drawings, designs, reports, computations, calculations, working papers, and documents of every kind, including all trade secret, patent and copyright rights relating thereto. Seller agrees to deliver any such software, computer programs, drawings, designs, reports, computations, calculations, working papers, and documents of every kind to Halliburton. Seller will, upon request by Halliburton, execute an assignment document to evidence the assignment to Halliburton of any patent, trade secret, copyright or other proprietary right in such Invention, and will do anything else reasonably necessary to enable Halliburton to perfect and protect its rights therein, including the execution of any documents deemed necessary or expedient by Halliburton in order to apply for, obtain, and maintain Letters Patent in the United States and/or foreign

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

countries for any such Invention. Seller agrees, at Halliburton’s sole expense, to cooperate fully with Halliburton or its nominee: (a) in the preparation, prosecution, and maintenance of patent applications and any resulting Letters Patent; and (b) in any litigation or administrative proceedings involving any of the foregoing.

5.8

No Right to Use the Halliburton Trademarks.  Seller shall not use any Halliburton Trademarks, including the name “HALLIBURTON,” in any publication or public presentation without the prior written consent of Halliburton that is provided through a separate Trademark Licensing Agreement, which will be incorporated as part of this Agreement.

5.9

Use Rights to Intellectual Property.  Except for the limited use rights expressly enumerated herein, this Agreement does not grant, and shall not be construed as granting, either Party a license or any rights under any of the other Party’s patent, trademark, copyright, or trade secret rights beyond that necessary for the purposes of this Agreement, or the granting of any right to use the other Party’s name in connection with any proposals to third parties.

5.10

Patents, Copyrights, Trademarks and Trade Secrets Non Infringement Warranty.  Seller warrants, represents and covenants that the Goods or Services provided to Halliburton under this Agreement: (a) do not infringe directly or indirectly any patent, copyright, trademark, or other Intellectual Property interest of a third party; and (b) do not unlawfully include or use any trade secrets or other Intellectual Property of a third party. In relation to the provision of Goods or Services by Seller under this Agreement, Seller agrees to release, defend, and indemnify Halliburton and hold Halliburton harmless from and against any and all actions, claims, costs (including attorney fees and court costs), expenses, fines, losses, damages, and liabilities arising out of any alleged or actual patent, copyright, or trademark infringement, or any improper use or misappropriation of confidential information or other Intellectual Property. Except as provided in the foregoing, if the provision or use of any Goods or Services, or any part thereof, provided by Seller to Halliburton under this Agreement is held to constitute an infringement or unlawful use of any Intellectual Property, and the use or sale of the Goods or Services or any part thereof is enjoined, Seller will, at its own expense and as Halliburton’s sole and exclusive remedy for any damage or loss in connection therewith, either procure for Halliburton the right to continue utilizing the Goods or Services, replace the infringing Goods or Services with a non-infringing product or process that is acceptable to Halliburton, modify the Goods or Services so that the Goods or Services are no longer infringing, or, in the event the foregoing options are not possible, compensate Halliburton for all of Halliburton’s expenses resulting from the infringement. For purposes of this article, any provision of this agreement excluding liability for consequential or other incidental damages or limiting Seller’s liability in any way shall not apply.

Article VIDISPUTES

6.1

Termination of Agreement for Convenience.  The Parties agree that Halliburton has the right to cancel any Purchase Order, or any part thereof for convenience, without cause or for any reason whatsoever. In the event of such cancellation or termination for convenience, Seller shall be entitled to payment for the Goods satisfactorily provided or shipped prior to the date of the cancellation, less any money previously paid to Seller. Upon tendering payment, Halliburton shall have the right to take possession of any materials or Goods whose purchase price was paid by Halliburton.  Seller will not be entitled to any lost profit, lost revenue, lost business opportunity, logistics or transportation expense or any incidental, indirect, economic, consequential or other damages because of cancellation or termination for convenience. Halliburton may pay a restocking fee for any Goods which are returned, excluding a warranty and/or non-conformance claim, or cancelled not pursuant to a Halliburton customer cancelation.

6.2	Default and Termination for Cause. In the event of Seller’s: (a) Breach of this Agreement or default under

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

any provision of this Agreement and failure to cure such Breach or default within ten (10) days after notice from Halliburton;(b) bankruptcy, reorganization, receivership, insolvency, or making an assignment for the benefit of creditors; or (c) evidence of financial or organizational instability, Halliburton has the right, in addition to any rights or remedies it may have in law, in equity, or under this Agreement, to immediately cancel this Agreement for cause by written notice to Seller. Upon termination by Halliburton as a result of Seller’s default hereunder, Seller will be liable to and will immediately reimburse Halliburton for all reasonable costs of any nature, excluding Consequential Losses, in excess of the applicable price under this Agreement which may be incurred by Halliburton to effect completion of performance pursuant to this Agreement or any issued Purchase Orders thereunder.

6.3

Termination Services.  Commencing at the delivery of any notice of termination through the effective date of termination thereof, Seller will provide to Halliburton reasonable cooperation, assistance and Services with the goal of allowing the Services to continue without interruption or adverse effect and to facilitate the orderly transition and migration of the Services to Halliburton or its designee. Seller shall charge Halliburton for termination Services on the basis of the prices set forth on any Services and Products Pricing Exhibit or Purchase Order, unless otherwise agreed to by Halliburton and Seller.

6.4

Dispute Resolution.  Prior to trial or final judgment of any claim or dispute hereunder, upon the request of either Party, any claim or dispute arising hereunder shall be referred to mediation in Houston, Harris County, Texas. Each Party will be responsible for its own costs associated with such mediation, including attorneys’ fees, and one-half of any mediation fees.

6.5

Choice of Law.  This Agreement shall be governed by the laws of the United States of America and the State of Texas, without regard to the United Nations Convention on the International Sale of Goods or other international treaty, rule or accord, and exclusive of conflict of laws principles.

6.6

Jurisdiction and Venue Selection.  The Parties agree that venue for any judicial proceeding will be proper in Harris County, State of Texas, United States of America. The Parties hereby irrevocably submit to the exclusive jurisdiction of the federal and state courts located in Harris County, Texas for the resolution of any claim under this Agreement, and each Party agrees not to assert any defense to any suit, action or proceeding initiated by the other within Harris County based upon improper venue or inconvenient forum.

Article VIIMISCELLANEOUS

7.1

Surviving Clauses.  The provisions of this Agreement relating to Audit, Intellectual Property, Products and Services Warranty, Warranty Remedies, Compliance with Laws, Indemnity and Confidentiality will survive termination or expiration of this Agreement.

7.2

Notice.  All notices provided or permitted under this Agreement must be in writing and may be served by: (a) depositing same in the United States mail, addressed to the party to be notified, postage prepaid, and registered or certified with return receipt requested; (b) delivering the same in person to such party; (c) prepaid overnight courier; or (d) facsimile copy transmission. Any such notice shall be conclusively deemed delivered when delivery is indicated on the receipt or other indicia of delivery by the email, facsimile, private messenger service, overnight courier service or the United States Postal Service (in the case of delivery by certified mail, return receipt requested) or when the intended recipient of any such notice refuses any such notice as indicated on the receipt or other indicia of delivery by email, private messenger service, overnight courier service or the United States Postal Service. For purposes of notice, the addresses of the Parties shall be follows:

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

Halliburton Energy Services, Inc.	Carbo Ceramics, Inc.
Attn: Halliburton Sand and Proppants Category Management	Attn: Don P. Conkle
Address: 3000 N Sam Houston Pkwy E Houston, TX 77032-3219	Address: Energy Center II, 575 N Dairy Ashford, Houston, Texas 77079
Phone: 281-871-5149	Phone: 281-921-6420
Email: Brian.McConn@Halliburton.com	Email: Don.Conkle@carboceramics.com

7.3

Entire Agreement.   This Agreement and the Addenda, Schedules and Exhibits hereto (all of which shall reference this Agreement by number) as well as any Purchase Orders issued against this Agreement, shall constitute the entire Agreement between the Parties with respect to the Goods or Services ordered under this Agreement. Price terms applicable to particular transactions may be determined from the offer and acceptance of individual digital electronic Purchase Orders which reference this Agreement and reflect documented pricing terms. No amendment to this Agreement will be effective or binding upon the Parties unless set forth in writing and duly executed by each of the Parties. Transactional documentation evidencing an EDI transaction is explicitly made subject to the terms and conditions of this Agreement and may not modify or supplement any part of this Agreement in any way.

IN WITNESS WHEREOF, the Parties have caused this Master Purchase Agreement to be signed effective the date first shown above.

Halliburton Energy Services, Inc.	Carbo Ceramics, Inc
Signature: /s/ David M. Adams	Signature: /s/ Don P. Conkle
Printed Name: David M. Adams	Printed Name: Don P. Conkle
Title: SVP Completion & Production	Title: VP Marketing & Sales
Date: January 12, 2017	Date: January 5, 2017
Halliburton Energy Services, Inc.
Signature: /s/ James Brown
Printed Name: James Brown
Title: President WH
Date: January 16, 2017
Halliburton Energy Services, Inc.
Signature: /s/ Michael Hillman
Printed Name: Michael Hillman
Title: VP PM&L
Date: January 18, 2017

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission under a confidential treatment request.  The redacted terms have been marked in this exhibit at the appropriate place with “XXX”.

SERVICES AND PRODUCTS PRICING EXHIBIT A

This Exhibit A, Services and Products Pricing Exhibit, is subject to and incorporated in the Agreement No. 9610018283 executed by Halliburton Energy Services, Inc. (“Halliburton”) and Carbo Ceramics, Inc. (“Seller”) on the date of the last signature by the authorized representative(s) of the Parties (the “Agreement”).

Article IPRICING

1.1.

Pricing.  The Parties recognize the importance that the pricing set forth herein be competitive in the market.  Seller shall provide the Goods listed in this Exhibit A at the pricing specified in the tables below (the “Pricing Report”) commencing on the Effective Date of this Agreement unless otherwise agreed to in writing pursuant to Section 1.2 Price Adjustments.  The Pricing Report shall contain base pricing which shall specifically exclude field trial pricing or bundled pricing.  All prices and currency amounts specified in this Exhibit A are in United States Dollars (USD).  The Pricing Report, and any prices specified on any Seller accepted Purchase Order over any period covered by this Agreement shall be pursuant to Section 1.1.3 Most Favored Nation, and honored for all deliveries under that Purchase Order, regardless of any subsequent price change.

Pricing Report:

[XXX]

1.1.1.

Purchase Order Pricing.  The Parties agree that the pricing on each Purchase Order shall be the pricing established in the Pricing Report.  No increase in price shall be made by any Purchase Order unless agreed to in writing by Seller and Halliburton prior to the issuance of such Purchase Order pursuant to Section 1.2 below.  If Halliburton mistakenly issues a Purchase Order for a price which is higher than that specified in the Pricing Report or agreed to price per Section 1.2, Seller shall take all reasonable measures to inform Halliburton of the error.  Seller shall refund any overcharges immediately upon demand by Halliburton.

1.1.2.

Other Pricing.  Pricing for any Goods not listed on the Pricing Report shall be mutually agreed to by the Parties in writing prior to the issuance of any Purchase Order.  If Halliburton makes changes to the technical requirements or specifications, Seller shall submit a justified request for any price adjustment to reflect the technical changes.  Said price adjustment must be agreed to by Halliburton in writing in advance.

1.1.3.

Most Favored Nation.  Seller represents and warrants that Halliburton is a preferred purchaser and, accordingly, the prices for any Goods paid by Halliburton shall be lower than or the lowest price (excluding one-off geographic inventory liquidations, field trial pricing and bundled pricing) charged by Seller for the same Goods or similar Goods in the same Geographic Region to any current or future Seller customer directly or indirectly in the oil and gas industry, (“Most Favored Nation”), unless a combination of Halliburton, its Affiliates and its “Current Project Customers” (as defined below) do not issue Purchase Orders to Seller equating to [XXX]                    of Halliburton’s [XXX]

(“MFN Requirement”).     [XXX]

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Geographic Region means each of the geographic regions as more specifically defined on Schedule A attached hereto, as each of such regions is applied and defined in the ordinary course of Seller’s business.  In the event such MFN Requirement is not met then Seller’s exclusive remedy is its release from the Most Favored Nation obligations. [XXX]

In addition, in the event Halliburton markets or sells any third party products under a Halliburton name in competition with Seller’s Goods listed in Pricing Report Table of Section 1.1, Halliburton will no longer be entitled to Most Favored Nation pricing under this Agreement regardless of the percentage purchases Halliburton is making from Seller.  For purposes of this paragraph, “Current Project Customers” means any customer utilizing any of Seller’s ceramic proppant listed on Exhibit E attached hereto for a well which is pumped by Halliburton, regardless of who has invoiced the customer for such proppant.

1.1.4.

Pricing Discounts.  Pricing for any Goods purchased in the USA shall be discounted from the pricing set forth herein.  Such discount shall be based on Seller’s percentage of Halliburton’s [XXX]         cumulative purchases of such Goods or similar goods in the USA from all sellers on a semiannual basis, as follows:

[XXX]

1.2.

Price Adjustments.  The Parties agree that the prices set forth in the Pricing Table above may not account for certain market fluctuations and long-term industry trends affected by certain factors that could result in pricing adjustments.  Such factors include, but are not limited to, the price per barrel of oil, technological developments in the oil and gas industry and increases in production efficiencies.  Accordingly, the Parties agree to review pricing every [XXX] beginning [XXX]         in order to determine MFN qualification and forward percent discount pricing.  Parties may also meet on an as-needed basis to take into account fluctuations or trends not contemplated by this Exhibit. The Parties agree to negotiate any necessary price adjustments in good faith and if such adjustment is agreed to by the Parties the agreed to price may be effectuated by a Purchase Order.

Article IIPRODUCT SUPPLY

2.1.

Supply Continuity.  The Parties agree throughout the term of this Agreement that they shall meet as reasonably necessary to discuss and review trends in the oil and gas industry.  To further the course of the transactions contemplated herein, Halliburton encourages Seller to provide Halliburton with new proposals and other new business opportunities.

2.2.

Preferential Supply.  Seller agrees, commencing on the Effective Date and so long as Halliburton is entitled to Most Favored Nation pricing and issues Purchase Orders to Seller each calendar year, to supply Goods to Halliburton, on an “as available” basis and preferentially to any other of Seller’s customers.

Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission under a confidential treatment request.  The redacted terms have been marked in this exhibit at the appropriate place with “XXX”.

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Article III[XXX]

Article IVRIGHT OF FIRST REFUSAL

4.1.

Right of First Refusal for New Technology.  So long as Halliburton remains in compliance with the MFN Requirement for a consecutive period of [XXX]                 , Seller shall make reasonable best efforts, prior to or at least contemporaneously with the availability of any new products or services to be offered for their initial commercial sale by Seller to a third party, whether generally to the public or to any party or person, including any new Intellectual Property developed by Seller (regardless of when such development began) to be offered for their initial commercial sale by Seller to a third party, (collectively, “New Technology”), send written notice (a “Technology Notice”) to Halliburton of the need to execute a Non-Disclosure Agreement regarding such New Technology.  Upon execution of such Non-Disclosure Agreement, Seller shall make disclosures containing the details of its New Technology.  Halliburton shall have the right to enter into exclusive negotiations for the purchase of, distribution of or other commercial arrangement or disposition with respect to the New Technology (“Technology Right”).  Halliburton shall have [XXX] days after receipt of  the Technology Notice to exercise the Technology Right (“Notice Period”).  Halliburton may exercise the Technology Right by sending written notice to Seller of its intent to exercise the right (“Exercise Notice”) during such Notice Period.  Upon receipt of the Exercise Notice by Seller, the Parties shall enter into good-faith negotiations as provided for herein, with a goal to finalize the mutually agreeable terms, in each Party’s sole discretion, within [XXX] days of the receipt of the Exercise Notice by Seller.  Halliburton shall be deemed to  have not exercised the Technology Right if an Exercise Notice is not sent during the Notice Period, and Seller shall then be free to market such New Technology to another party.  If Halliburton and Seller mutually agree in writing to the terms and conditions of the sale of Seller’s New Technology, Seller shall sell such Seller’s New Technology to Halliburton pursuant to the terms mutually agreed upon in the written agreement. Seller shall not be required by this Section 4.1 to disclose information it determines in its sole discretion to be competitively sensitive or otherwise detrimental to Seller.  For the avoidance of doubt this Section 4.1 does not apply to a sale of substantially all of the assets of Seller, a transfer or assignment of assets in connection with a bankruptcy, financing, liquidation or other reorganization, or any other exigent circumstances or corporate transactions, including but not limited to any joint developments between Seller and any third party, each as determined by Seller in its sole discretion.

Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission under a confidential treatment request.  The redacted terms have been marked in this exhibit at the appropriate place with “XXX”.

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4.2.

Preferred Manufacturer/Supplier for New Technology.  [XXX]          Halliburton and Seller shall meet to discuss Halliburton’s needs for the development, manufacturing or supply of proppant technology and related products and services (“New Proppant Supply Needs”).  The Parties agree that all discussions and information relating to Halliburton’s New Proppant Supply Needs shall be maintained in confidence pursuant to Article V of the Agreement.  When Halliburton sends written notice to Seller containing Halliburton’s New Proppant Supply Needs, including a summary thereof (a “Supply Notice”), thereafter Seller shall have the right to enter into negotiations for the manufacture of, or other commercial arrangement or disposition with respect to Halliburton’s New Proppant Supply Needs (“Supply Right”).  Seller shall have [XXX] days after receipt of  the Supply Notice to exercise the Supply Right (“Notice Period”).  Seller may exercise the Supply Right by sending written notice to Halliburton of its intent to exercise the right (“Exercise Notice”) during such Notice Period.  Upon receipt of the Exercise Notice by Halliburton, the Parties shall enter into exclusive good faith negotiations as to the New Proppant Supply Needs to Seller on agreeable terms, in each Party’s sole discretion, for a period of [XXX] days.  Seller shall be deemed to have not exercised the Supply Right if an Exercise Notice is not sent during the Notice Period.  Halliburton shall not be required by this Section 4.2 to disclose information it determines in its sole discretion to be competitively sensitive or otherwise detrimental to Halliburton.

Halliburton Energy Services, Inc.	Carbo Ceramics, Inc
Signature: /s/ David M. Adams	Signature: /s/ Don P. Conkle
Printed Name: David M. Adams	Printed Name: Don P. Conkle
Title: SVP Completion & Production	Title: VP Marketing & Sales
Date: January 12, 2017	Date: January 5, 2017
Halliburton Energy Services, Inc.
Signature: /s/ James Brown
Printed Name: James Brown
Title: President WH
Date: January 16, 2017
Halliburton Energy Services, Inc.
Signature: /s/ Michael Hillman
Printed Name: Michael Hillman
Title: VP PM&L
Date: January 18, 2017

Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission under a confidential treatment request.  The redacted terms have been marked in this exhibit at the appropriate place with “XXX”.

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EXHIBIT B	FOR ONSITE SERVICE PROVIDERS

Halliburton Policies

The following Halliburton Policies are corporate policies that Seller, its employees, agents and contractors are required to abide by while performing the Services for Halliburton.  Seller agrees to provide copies of and communicate the following to its employees, agents and contractors that will be performing the Services.  Failure to abide by or violation of the following shall result in the immediate termination of the Agreement by Halliburton pursuant to the Article entitled “Default and Termination for Cause” within the Agreement.

1.  HALLIBURTON DRUG, ALCOHOL & SUBSTANCE ABUSE POLICY

PREAMBLE:  This policy establishes Halliburton’s compliance goals on drug, alcohol and substance abuse in the workplace and on the use of drug, alcohol and substance abuse testing. The policy forms a template from which Business Units, in conjunction with local laws and local regulations, are to develop Business Unit specific practices and procedures.

PURPOSE:  This document establishes the policy of Halliburton, its Business Units, divisions, subsidiaries and affiliates (collectively “Halliburton”) concerning drugs, alcohol and substance abuse in the workplace in order to maintain a drug free work environment safe for employees and conducive to high work standards.

SCOPE:  Covered Persons: Employees and Contractors while on Customer property or Halliburton property shall, at a minimum, be required to comply with the provisions of this policy as well as any applicable business unit or regional alcohol and controlled substances business practices, applicable Customer policy, local law and local regulatory agency policy.

POLICY:

Summary:  This policy prohibits the use of controlled or Prohibited Substances by “Covered Persons” at any time and prohibits and/or regulates the use of alcohol and intoxicating beverages by Covered Persons while engaged in Halliburton activities. This policy will be administered and enforced through and in concert with applicable subsidiaries and divisions on a country by country basis in regard to alcohol and intoxicating beverages and local law or regulatory agency policy. In cases where this policy is in conflict with local law or regulatory agency policy, local laws and local regulatory agency policy will be adhered to.

Substances Restricted by This Policy:

1.  Illegal drugs including inhalants and “designer drugs.” The use, sale or attempted sale, possession, distribution or attempted distribution, manufacture or attempted manufacture, transfer or attempted transfer, and transportation or attempted transportation of illegal drugs including inhalants and designer drugs (collectively, “Prohibited Substances”) is strictly prohibited at any time. The detectable presence of Prohibited Substances at a level determined by Halliburton and consistent with local law or local regulatory guidelines is prohibited. Medications requiring prescriptions from a duly licensed medical practitioner are also prohibited unless the use by the Covered Persons is consistent with the written instructions in a valid written prescription in the Covered Person’s name.

2.  Alcohol or Intoxicating Beverages. The use, sale or attempted sale, possession, distribution or attempted distribution, manufacture or attempted manufacture, transfer or attempted transfer, and transportation or attempted transportation of alcohol or intoxicating beverages while On Duty is prohibited. The detection of alcohol or intoxicating beverages at a level of .02 BAC (% Blood Alcohol Concentration) or above while on duty will result in disciplinary action as described in the Drugs of Abuse and Alcohol Testing Procedures Manual (contractual requirements, local law or local regulatory guidelines may supersede minimum discipline procedures).

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The prohibitions above apply to all Covered Persons while On Duty, or while in, on, or using Halliburton Property or Customer Property. It is the Covered Persons’ responsibility to determine by consulting with their health care provider whether a prescription medication would affect their performance. Covered Persons in safety sensitive positions who have been prescribed medication that could affect the safe performance of their duties are required to notify their Halliburton supervisor prior to performing any hazardous or dangerous tasks. Failure by a Covered Person to notify his/her Halliburton supervisor shall be a violation of this policy.

Prohibitions:  Operating any Customer Property motor vehicle or vessel or Halliburton Property motor vehicle or vessel under the influence of Prohibited Substances, alcohol or intoxicating beverage is strictly prohibited.  Reporting to work under the influence of any Prohibited Substances, alcohol or intoxicating beverage is strictly prohibited.

Prohibited Substances, alcohol or intoxicating beverages are strictly prohibited at all Halliburton facilities. An appropriate officer of Halliburton or business unit may in certain cases, grant exception regarding restrictions on alcohol or intoxicating beverages usage; however, no exception may be granted regarding the operation of motor vehicles or vessels owned or otherwise controlled by Halliburton.

Customer Policy: It is Halliburton’s policy to support Customer’s policies regarding drugs, alcohol, and substance abuse. Covered Persons shall comply with Customer’s policies regarding drugs, alcohol and substance abuse while on customer property.

Testing:  All testing of Covered Persons done as a part of this policy must conform to Halliburton procedures, applicable Halliburton policy, local laws and local regulatory agency guidelines. Where permitted by local law, or local regulatory guidelines, the following drug and alcohol tests may be conducted by or on behalf of Halliburton or its Customers: pre-employment, Customer requested tests, post incident, random, sweep, reasonable cause, rehabilitation and other tests as mandated by local regulatory agencies and law.  Collections and testing will be conducted only by qualified personnel and as applicable regulations and laws allow.

The presence of a Prohibited Substance, alcohol or intoxicating beverage in a Covered Person’s urine, blood, or breath is a violation of this policy. Halliburton reserves the right to require on an unannounced basis, collection of a second specimen in the event the first specimen has been determined to be invalid for testing purposes.  Confirmed positive test results indicating the presence of a Prohibited Substance, alcohol or intoxicating beverage in a Covered Person’s urine, blood or breath are grounds for immediate disciplinary action up to and including immediate termination.

Tampering by a Covered Person with a specimen or using a substance or device designed to falsify test results is a violation of this policy which may result in termination and bar re-employment or bar consideration for employment.  Refusal to provide an adequate sample, within a reasonable time frame, for testing under the terms of this policy is a violation of this policy, which may result in disciplinary action, up to and including termination or bar consideration for employment.  Covered Person may request that the sample that was originally submitted be re-tested by an approved laboratory at his or her own expense. If a confirmed positive test result is reversed due to the results of the re-test, Halliburton will reimburse the Covered Person for all testing costs.  A Covered Person will be given the opportunity to have test results explained to the Covered Person in confidence. The Covered Person, upon written request, may obtain copies of all information and records related to his or her test.

Confidentiality:  Halliburton treats all testing information as confidential, save and except any requirements of Halliburton to disclose any testing information under applicable Customer policy, local law and/or local regulatory agency policy.

Searches:  All searches of Customer Property or Halliburton Property must conform to any Halliburton procedures, applicable Customer policy, and any local regulations and/or local law.  As a condition of providing services, employment or continued employment by Halliburton, Covered Persons consent to searches. Employees may be requested to sign forms documenting this consent; however, a signed consent form is not required, for continued

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employment consent. Contractors, and other Covered Persons while on Halliburton Property or on Customer Property, shall be required to comply with the provisions of this policy and Customer requirements, when applicable, in order to provide products and/or services to Halliburton. Where Employees are covered by specific Customer requirements or a site labor agreement, those published procedures will be followed.

Discipline:  Violation of this policy may result in disciplinary action up to and including dismissal pursuant to local law or local regulatory policy.

Rehabilitation/Re-employment:  Procedures vary depending on location. Employees are encouraged to seek rehabilitation; Halliburton support and eligibility for rehire are dependent on local regulatory policy and local employment law.

DEFINITIONS

“Contractors” shall mean any person, including that person’s employees, agents and representatives, who supplies products and/or services to Halliburton or to a Customer at the request of Halliburton.

“Covered Person” shall have the meaning set forth in the second paragraph of this policy.

“Customer” shall mean any customer of Halliburton.

“Employees” shall mean all present (including temporary and casual) and prospective employees of Halliburton.

“Prohibited Substances” shall have the meaning set forth in the first paragraph under Substances Restricted by this Policy.

“Property” shall mean all owned, operated, controlled or leased real and personal property of Halliburton or Customers.

“On Duty” shall mean: (a) When being compensated on an hourly or salaried basis for work related activities and/or (b) When engaged in activity, the principal purpose of which is the furtherance of Halliburton’s business.

2.  HALLIBURTON HARASSMENT POLICY

Code of Business Conduct: Harassment Date: May 21, 2003 Exhibit No.: 3-0016

PURPOSE: This Policy establishes and communicates Halliburton’s policy prohibiting harassment.

Halliburton believes that all Employees should be treated with dignity and respect.  It is the policy of Halliburton to provide a work environment which is free from harassment. Halliburton prohibits all forms of harassment of its Employees by Directors and other Employees, including supervisors or other members of management.

It is the responsibility of every Employee and Director to cooperate in reaching this goal.  Harassment is considered a serious act of misconduct and may subject an Employee to disciplinary action including immediate discharge.  As used in this Policy, the term “harassment” includes sexual, racial, ethnic, and other forms of harassment, including harassment based upon disability.

Some examples of what may be considered harassment, depending on the facts and circumstances, include the following:

1.  Verbal or Written Harassment. For example, unwelcome or derogatory comments regarding a person’s race, color, sex, religion, ancestry, ethnic heritage, mental or physical disability, age, appearance or other classification protected by Law; threats of physical harm; or the distribution, including by email or other electronic media, or display in any Halliburton work area, of written or graphic material having such effects.

2.  Physical Harassment. For example, hitting, pushing or other aggressive physical contact, touching or threats to take such action, or inappropriate gestures.

3.  Sexual Harassment. For example, unwelcome sexual conduct, whether verbal or physical, including, among other

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things, sexual advances, demands for sexual favors, or other verbal or physical conduct of a sexual nature, whether or not it was designed or intended to promote an intimate relationship.

4.  Racial Harassment. For example, unwelcome or derogatory comments regarding a person’s race, color, ancestry or ethnic heritage; or distribution, including email or other electronic media, or display in any Halliburton work area, of written or graphic material having such effects.

It is not considered harassment of any sort for supervisors and other members of management to enforce job performance and standards of conduct in a fair and consistent manner.

Employees who violate this Policy against harassment will be subject to disciplinary action at the discretion of Halliburton, up to and including suspension and termination of employment.  Supervisors and other members of management who fail to report violations by others of which they become aware, also will be subject to disciplinary action, up to and including suspension and termination of employment.

Procedure:

Any Employee who believes she or he is being harassed should consider telling the offending party that she or he objects to that conduct.  This often solves the problem.  However, if an Employee is not comfortable confronting the offending party (or if the offending party’s unwelcome conduct continues), the Employee should advise his or her immediate supervisor of the offending conduct.  If the Employee is more comfortable discussing the issue with someone other than his or her immediate supervisor, or if the immediate supervisor has not taken what the Employee regards as appropriate action to solve the problem, the Employee should contact a Human Resources or Law Department representative.

All such complaints will be investigated promptly and discreetly. Employees will not suffer adverse consequences as a result of reporting any act of harassment, including sexual harassment.

3.  BACKGROUND INVESTIGATIONS-US

Reference No.: 4-31111-US      Date: June 22, 2009

PURPOSE:  This Policy defines the requirements for conducting background investigations and obtaining background investigative reports.

SCOPE:  This Policy applies to Halliburton operations in the U.S.

POLICY:  Halliburton Human Resources is responsible for oversight and implementation of this Policy and will coordinate with Procurement in order to establish procedures consistent with this Policy for background investigations in connection with the retention of Agency Employees and Independent Contractors.  Halliburton conducts background investigations on prospective Regular, Part-time, Temporary, Co-op Employees, International Assignees, and Interns considered for employment in the United States.  Halliburton conducts background investigations on Independent Contractors performing services for Halliburton for thirty (30) or more consecutive days.  Halliburton also conducts background investigations or causes employers of Agency Employees to conduct background investigations on Agency Employees performing services for Halliburton for thirty (30) or more consecutive days.

No prospective Regular, Part-time, Temporary, or Co-op Employee, Intern, Agency employee or Independent Contractor may commence employment with or begin performing work for Halliburton in the U.S. until background investigative report is completed and the individual is granted a “meets criteria” disposition as required by this Policy.

Halliburton conducts background investigations on employees promoted into positions of substantial authority as set forth in Corporate Business Practice 4-17033 and Code of Business Conduct Policy 3-00001.  Halliburton reserves the right to take discretionary employment action against employees with background investigative report results that do

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not meet Halliburton requirements.  Such background investigations are performed by a third party consumer reporting agency retained by Halliburton, and such agency provides Halliburton with background investigative reports. The type of information that may be collected by the agency includes information pertaining to an individual’s criminal history, motor vehicle record history, past employment, education, credit history, and personal and professional references.

Halliburton conducts background investigative reports in compliance with applicable laws and statutes. Consent from individuals is obtained as required by such laws.

Terms expressed in Corporate Policy 3-1302, Application of Human Resources Policies and Business Practices, are incorporated by reference into this Policy.

DEFINITIONS

Regular Employee – an employee hired for an indefinite period who regularly works the equivalent of 40 or more hours per week.

Part-time Employee – an employee hired for an indefinite period, but who regularly works less than 40 hours per week.

Temporary Employee – a person hired to work for Halliburton on Halliburton payroll, for a limited period of time not to exceed six (6) months of continuous employment. May include individuals employed by Halliburton in-house agencies to work on temporary assignments for Halliburton for limited periods of time. Agents, agency employees, distributors, Sellers, independent contractors and other similar third parties are not considered Temporary Employees.

Agency Employee – Also referred to as a leased or contract employee.  A person provided by an external staffing agency who performs office, technical or other services for Halliburton for a specific, limited period of time not to exceed twelve (12) months of continuous service.  Staffing agencies are required to have a contractual agreement with Halliburton under which a charge, or mark up, is payable for each agency employee provided.  The staffing agency is responsible for paying the employee and withholding the appropriate taxes as dictated by local regulations.

Co-op Employee – A Temporary Employee who is currently seeking a baccalaureate, master’s or doctoral degree and is enrolled in an accredited college or university co-op program.  Co-op employees generally alternate semesters of work and school for a total of up to four working semesters.

Interns– A Temporary Employee who is currently seeking a baccalaureate, master’s, or doctoral degree and is enrolled in an accredited college or university.  An internship consists of non-recurring, full-time employment of up to four months and typically occurs during the summer months.

Independent Contractor – A self-employed individual, which includes Seller, who provides a unique service or expertise to Halliburton on an as-needed basis, over a specific period of time not to exceed twelve (12) months. This service or expertise is provided directly to Halliburton through a contractual agreement to perform work according to their own methods, without being subject to control of Halliburton except for the final work product.  Independent Contractors are paid through Accounts Payable and are not paid by Halliburton payroll.  Each country’s laws regarding the exact definition of Independent Contractors may vary slightly.

4.  HEALTH, SAFETY & ENVIRONMENTAL REQUIREMENTS AND ACKNOWLEDGEMENT

Contractor confirms and acknowledges that an authorized representative of Contractor has received, read, completed, understood and agrees to comply with the following Halliburton Health and Safety Policies while onsite:

1.  Contractor Health, Safety and Environment (HSE) Questionnaire;

2.  Halliburton Contractor Guidelines;

3.  Halliburton 20 Rules of Responsibility for Contractors; and

4.  All additional Halliburton Safety Policies provided or posted onsite.

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The signature of the Parties confirms and acknowledges that Halliburton has provided to Seller the foregoing policies and procedures, that Seller or an authorized representative of Seller has received, read, completed, understood and agrees to comply with the foregoing Halliburton Policies, and will communicate the above policies and required compliance to all employees and contractors of Seller that will deliver Goods or perform Services for Halliburton.

Halliburton Energy Services, Inc.	Carbo Ceramics, Inc
Signature: /s/ David M. Adams	Signature: /s/ Don P. Conkle
Printed Name: David M. Adams	Printed Name: Don P. Conkle
Title: SVP Completion & Production	Title: VP Marketing & Sales
Date: January 12, 2017	Date: January 5, 2017
Halliburton Energy Services, Inc.
Signature: /s/ James Brown
Printed Name: James Brown
Title: President WH
Date: January 16, 2017
Halliburton Energy Services, Inc.
Signature: /s/ Michael Hillman
Printed Name: Michael Hillman
Title: VP PM&L
Date: January 18, 2017

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EXHIBIT C	WELL SITE SERVICES RISK ALLOCation

This Well Site Services Risk Allocation Exhibit is subject to and incorporated in the Master Purchase Agreement executed by Halliburton Energy Services, Inc. (“Halliburton”) and CARBO CERAMICS INC (“Seller”) on the date of the last signature by the authorized representative(s) of the Parties (“Effective Date”) and shall apply to the extent that Services are to be provided at a well site. In the event of a conflict between this Exhibit and the Agreement, the terms and conditions of this Exhibit shall control. Unless otherwise agreed, the Agreement and this Exhibit shall collectively be referred to herein as the “Agreement.”

Article ILIABILITY AND INDEMNITY

In those matters in which a Party is required to indemnify the other Party, the indemnifying Party shall release, protect, defend, indemnify, and hold the indemnified Party and its Group (hereinafter defined) harmless from and against any and all Claims (hereinafter defined) against the indemnified Party or any member of its Group.

1.1

Application of Indemnities.  EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED HEREIN, ANY INDEMNITY GRANTED TO A PARTY IS GIVEN REGARDLESS OF CAUSE INCLUDING WHO MAY BE AT FAULT OR OTHERWISE RESPONSIBLE UNDER ANY CONTRACT, STATUTE, RULE, OR THEORY OF LAW, AND INCLUDING WITHOUT LIMITATION, THE SOLE, JOINT, OR CONCURRENT NEGLIGENCE OF ANY INDEMNITEE, WHETHER ACTIVE OR PASSIVE, STRICT LIABILITY (INCLUDING UNSEAWORTHINESS), LATENT, PATENT, OR PRE-EXISTING DEFECTS OR CONDITIONS, AND EVEN THOUGH THE INDEMNITOR MAY BE PROTECTED FROM DIRECT SUIT BY STATE WORKERS COMPENSATION LAWS OR THE LONG SHORE AND HARBOR WORKERS’ COMPENSATION ACT OF THE UNITED STATES OR ANY OTHER WORKERS’ COMPENSATION LAWS, AND INCLUDING ANY CLAIMS ARISING OUT OF INGRESS, EGRESS, LOADING AND UNLOADING OF PERSONNEL OR CARGO.   PROVIDED THAT, NO INDEMNIFYING PARTY UNDER THIS EXHIBIT SHALL BE LIABLE TO AN INDEMNIFIED PARTY TO THE EXTENT OF CLAIMS CAUSED SOLELY BY THE INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  THE INDEMNITIES CONTAINED HEREIN SHALL ONLY APPLY WITH RESPECT TO CLAIMS ARISING OUT OF THIS EXHIBIT. BOTH PARTIES ACKNOWLEDGE THAT THIS STATEMENT IS CONSPICUOUS AND AFFORDS FAIR AND ADEQUATE NOTICE.

1.2	Definitions.

1.2.1

“Claims” shall mean any and all losses, expenses, costs, damages, liabilities, claims, demands, liens, causes of action, suits, judgments, settlements, regulatory proceedings, citations, orders, decrees, and taxes, of any nature, kind, or description (including without limitation, reasonable attorney fees, court costs, fines, penalties, interest, cleanup, remediation, debris removal, and well control) that may be brought or asserted against an indemnitee by any person or legal entity whomsoever.

1.2.2

“Halliburton Group” shall include Halliburton, its parent, subsidiaries, and affiliates, and its and their joint owners, co-lessees, partners, joint venturers, lessors, clients, customers, contractors, and subcontractors (other than Seller and its contractors and subcontractors), and entities with whom Halliburton has entered a sharing agreement or for whom Halliburton is performing services, and the owners, shareholders, directors, officers, employees, agents, representatives, and invitees of all the foregoing.

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1.2.3

“Seller Group” shall include Seller, its parent, subsidiaries, and affiliates, and its and their joint owners, co-lessees, partners, joint ventures, contractors, and subcontractors, and the owners, shareholders, directors, officers, employees, agents, representatives, and invitees of all the foregoing.

1.3	Persons.

1.3.1

SELLER’S LIABILITY.  SELLER SHALL BE LIABLE FOR, AND HEREBY RELEASES HALLIBURTON GROUP FROM ALL LIABILITY FOR, AND SHALL PROTECT, DEFEND, INDEMNIFY, AND HOLD HALLIBURTON GROUP HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS DIRECTLY OR INDIRECTLY ARISING OUT OF ANY PHYSICAL ILLNESS, INJURY, OR DEATH OF ANY MEMBER OF SELLER GROUP.  IT IS FURTHER AGREED THAT ANY COMPENSATION OR MEDICAL PAYMENTS, COSTS OR FEES, PAID OR PAYABLE TO OR ON BEHALF OF SELLER’S EMPLOYEES (OR ITS SUBCONTRACTORS’ EMPLOYEES) UNDER THE LOUISIANA WORKERS’ COMPENSATION ACT, OR ANY OTHER WORKERS’ COMPENSATION ACT, SHALL BE PAID SOLELY BY SELLER OR ITS SUBCONTRACTORS OR ITS OR THEIR INSURERS WITHOUT ANY RIGHT OF CONTRIBUTION, STATUTORY OR OTHERWISE, FROM HALLIBURTON GROUP.

1.3.2

HALLIBURTON’S LIABILITY.  HALLIBURTON SHALL BE LIABLE FOR, AND HEREBY RELEASES SELLER GROUP FROM ALL LIABILITY FOR, AND SHALL PROTECT, DEFEND, INDEMNIFY, AND HOLD SELLER GROUP HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS DIRECTLY OR INDIRECTLY ARISING OUT OF ANY PHYSICAL ILLNESS, INJURY, OR DEATH OF ANY MEMBER OF  HALLIBURTON GROUP (EXCLUDING ITS CLIENTS AND CUSTOMERS).  IT IS FURTHER AGREED THAT ANY COMPENSATION OR MEDICAL PAYMENTS, COSTS OR FEES, PAID OR PAYABLE TO OR ON BEHALF OF HALLIBURTON’S EMPLOYEES (OR ITS SUBCONTRACTORS’ EMPLOYEES OTHER THAN THE EMPLOYEES OF SELLER OR SELLER’S SUBCONTRACTORS) UNDER THE LOUISIANA WORKERS’ COMPENSATION ACT, OR ANY OTHER WORKERS’ COMPENSATION ACT, SHALL BE PAID SOLELY BY HALLIBURTON OR ITS SUBCONTRACTORS’ (OTHER THAN SELLER AND SELLER’S SUBCONTRACTORS) OR ITS AND THEIR INSURERS WITHOUT ANY RIGHT OF CONTRIBUTION, STATUTORY OR OTHERWISE, FROM SELLER GROUP.

1.4	Property.

1.4.1

SELLER’S LIABILITY.  SELLER SHALL BE LIABLE FOR, AND HEREBY RELEASES HALLIBURTON GROUP FROM ALL LIABILITY FOR, AND SHALL PROTECT, DEFEND, INDEMNIFY, AND HOLD HALLIBURTON GROUP HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS DIRECTLY OR INDIRECTLY ARISING OUT OF ANY LOSS, HARM, INFRINGEMENT, DESTRUCTION, OR DAMAGE OF SELLER GROUP’S OWNED OR LEASED PROPERTY, EQUIPMENT, OR INSTRUMENTS.

1.4.2

HALLIBURTON’S LIABILITY.  HALLIBURTON SHALL BE LIABLE FOR, AND HEREBY RELEASES SELLER GROUP FROM ALL LIABILITY FOR, AND SHALL PROTECT, DEFEND, INDEMNIFY, AND HOLD SELLER GROUP HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS DIRECTLY OR INDIRECTLY ARISING OUT OF ANY LOSS, HARM, INFRINGEMENT, DESTRUCTION, OR DAMAGE OF THE OWNED OR LEASED

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

PROPERTY, EQUIPMENT, OR INSTRUMENTS OF HALLIBURTON GROUP (EXCLUDING ITS CLIENTS AND CUSTOMERS).

1.5

Seller shall be entitled to receive the full benefit of all indemnifications in its favor by reason of Seller’s contractual inclusion as an indemnitee from the entity for whom Halliburton is performing services and Halliburton cannot raise any claim against Seller for same.

1.6

To the extent permitted by applicable law, the indemnity and insurance provisions contained herein shall be liberally construed.  Seller and Halliburton agree that said indemnities shall be supported by insurance or qualified self-insurance with minimum limits not less than the amounts required under Section 2 of this Exhibit and that such insurance policies will contain contractual liability coverage to provide insurance coverage for the insurable liabilities assumed by the named insured in this Agreement; otherwise the types and amounts of insurance required herein shall in no way limit either Party’s indemnity obligations as stated above. If either the limit or extent of the indemnities or the insurance requirements hereunder are found to exceed the maximum limit or extent permissible under applicable law, the subject indemnities and/or insurance requirements shall automatically be amended to the extent necessary to make them enforceable.

1.7

Louisiana Workers’ Compensation Act.  In all cases where Seller’s employees (defined to include Seller’s direct, borrowed, special, or statutory employees) are performing Work or working in Louisiana or are otherwise covered by the Louisiana Workers’ Compensation Act, the Parties recognize, acknowledge, and agree that the work and Services to be performed by Seller hereunder are part of Halliburton’s trade, business, or occupation (or that of its affiliated companies), and are an integral part of and are essential to the ability of Halliburton (or its affiliated companies) to generate their goods, products and services; that for the purposes of the Louisiana Workers’ Compensation Act, the employees of Seller (and its subcontractors, if any), whether direct, statutory, borrowed, or otherwise, are therefore statutory employees of Halliburton (or its affiliated companies, as applicable) in accordance with the Louisiana Workers’ Compensation Act; and that Halliburton (and its affiliated companies) shall be entitled to the protections that are afforded a statutory employer under Louisiana law.  Irrespective of Halliburton’s status as the statutory employer or alleged special employer of Seller’s employees, Seller shall remain solely and primarily responsible for the payment of Louisiana workers’ compensation benefits to its employees, and shall not be entitled to seek contribution for and shall indemnify Halliburton Group for any such payments, and all such employees shall remain employees of Seller, not Halliburton (or its affiliated companies), for all purposes including the indemnity and insurance provisions of this Agreement.

Article IIINSURANCE

2.1	Without in any way limiting Seller’s liability hereunder, Seller shall maintain the following insurance in form and with underwriters reasonably satisfactory to Halliburton.

2.1.1	Worker’s Compensation Insurance as prescribed by applicable law.

2.1.2	Employer’s Liability Insurance with a limit of liability of not less than $5,000,000 per occurrence.

2.1.3

Comprehensive or Commercial General Liability insurance including:  (i)  Contractual Liability to cover liability assumed under this Agreement, (ii) Product and Completed Operations Liability, and (iii) explosion, collapse and underground hazards  (deletion of the E.C.U. exclusions) if such exposures exist.  The limit of the liability for such insurance shall not be less than $5,000,000 per occurrence, bodily injury and property damage combined.

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

2.1.4

Automobile Liability Insurance.  Such insurance shall extend to owned, non-owned and hired automobiles used in the performance of this Agreement.  The limits of liability of such insurance shall be sufficient to comply with all applicable state and federal regulations, including but not limited to a MCS-90 Endorsement, but in no event shall the limit be less than $2,000,000 per occurrence for bodily injury and property damage combined.

2.2

The above insurances shall be on an occurrence basis and shall include a requirement that the insurer provide Halliburton with 30 days written notice prior to the effective date of any cancellation or material change of the insurance.

2.3	The insurance specified in 2.1.1 and 2.1.2 above shall contain waivers of subrogation in favor of Halliburton, its Affiliates, its clients and its and their officers, agents and employees.

2.4	The insurance specified in 2.1.3 and 2.1.4 above shall:

2.4.1	Contain waivers of subrogation in favor of Halliburton, its Affiliates, its clients and its and their officers, agents and employees;

2.4.2	Provide that said insurance is primary with respect to Seller’s operations hereunder; and

2.4.3	Name Halliburton, its Affiliates, its clients and its and their officers, agents and employees as Additional Insureds.

2.5	Seller shall, before commencing the Work and at any time thereafter upon request, provide Halliburton with a certificate of insurance evidencing to Halliburton’s satisfaction all required coverage.

2.6

Seller shall procure additional insurance coverages or limits of insurance as directed by Halliburton upon written request.  Verified additional cost of such insurance incurred by Seller shall be for Halliburton’s account.

The signature of the Parties confirms and acknowledges that Halliburton has provided to Seller the foregoing Well site Services Risk Allocation Addendum, that Seller or an authorized representative of Seller has received, read, completed, understood and agrees to comply with the foregoing Well site Services Risk Allocation Addendum, will communicate the terms and conditions hereof, and require compliance of all employees and contractors of Seller that will deliver Goods or perform Services for Halliburton on well sites. To the extent the terms of this Well site Services Risk Allocation Addendum conflict with terms and conditions of the Agreement to which this Well site Services Risk Allocation Addendum is attached, the terms and conditions of this Well site Services Risk Allocation Addendum will control.

[SIGNATURE PAGE TO FOLLOW]

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

Halliburton Energy Services, Inc.	Carbo Ceramics, Inc
Signature: /s/ David M. Adams	Signature: /s/ Don P. Conkle
Printed Name: David M. Adams	Printed Name: Don P. Conkle
Title: SVP Completion & Production	Title: VP Marketing & Sales
Date: January 12, 2017	Date: January 5, 2017
Halliburton Energy Services, Inc.
Signature: /s/ James Brown
Printed Name: James Brown
Title: President WH
Date: January 16, 2017
Halliburton Energy Services, Inc.
Signature: /s/ Michael Hillman
Printed Name: Michael Hillman
Title: VP PM&L
Date: January 18, 2017

EXHIBIT D

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

DETENTION AND DEMURRGE

Accessorial	Definition	Method	Rate	Notes	Approval Required
Trucking Detention	Detention is the number of billable hours a truck is detained beyond allowed free time.	Per Hour	$55 in the South region $65 in the North Region

In North America, after the first 6 hours at unloading site, Detention will be paid at $55 per hour in the South capped at $550 in a 24 hour period and $65 in the North capped at $650 in a 24 hour period. Time spent unloading must be noted and verified by location. If a truck is still waiting at 6 hours the driver must notify the on-site operations group of the accumulating detention time.

					YES Halliburton approver's name and USER ID must be provided on invoice.
Rail Demurrage	Demurrage is a fee charged for the extended use or storage of rail cars	Per Day	$0	In North America, Halliburton will not pay any rail Demurrage in association with Carbo Ceramics	YES Halliburton approver's name and USER ID must be provided on invoice.

[SIGNATURE PAGE TO FOLLOW]

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

Halliburton Energy Services, Inc.	Carbo Ceramics, Inc
Signature: /s/ David M. Adams	Signature: /s/ Don P. Conkle
Printed Name: David M. Adams	Printed Name: Don P. Conkle
Title: SVP Completion & Production	Title: VP Marketing & Sales
Date: January 12, 2017	Date: January 5, 2017
Halliburton Energy Services, Inc.
Signature: /s/ James Brown
Printed Name: James Brown
Title: President WH
Date: January 16, 2017
Halliburton Energy Services, Inc.
Signature: /s/ Michael Hillman
Printed Name: Michael Hillman
Title: VP PM&L
Date: January 18, 2017

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

EXHIBIT E	CARBO Proppants

CARBO Base Ceramic Proppants	CARBO New Technology Proppants
▪CARBOHYDROPROP ▪CARBOECONOPROP ▪CARBOLITE ▪CARBO PROP/ISP ▪CARBO HSP ▪CARBOBOND LITE	▪KRYPTOSPHERE HD ▪KRYPTOSPHERE LD ▪SCALEGUARD ▪CARBOAIR ▪FUSION ▪CARBONRT ▪CARBONRT ULTRA ▪CARBOBOND KRYPTOSPHERE HD ▪CARBOBOND KRYPTOSPHERE LD

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

SCHEDULE AREGIONAL MAPS

US Regional Map

 Exhibit 10.15

Master Purchase Agreement

Agreement No. 9610018283

US NWA Map

Canada
Rocky Mountain
NorthEast
MidCon
SouthEast
Permian Basin
Gulf of Mexico